EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report, dated February 8, 2002, included in this Form 10-K in the previously filed Registration Statement of Entravision Communications Corporation on Form S-8 (File No. 333-82718).

/s/	McGladrey & Pullen, LLP

Pasadena, California
March 26, 2002